UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Veoneer, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders on December 16, 2021 (the “Special Meeting”). As of the close of business on November 12, 2021, the record date for the Special Meeting (the “Record Date”), there were a total of 111,997,942 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting. Approximately 75,397,765 shares of the Company’s common stock issued and outstanding were present in person or represented by valid proxy at the Special Meeting, representing approximately 67.32% of such shares entitled to vote, which constituted a quorum. The matters submitted to a vote of the Company’s stockholders and the certified results are as follows:

Proposal 1: Adoption of the Merger Agreement

Stockholders of the Company approved the proposal to adopt the Agreement and Plan of Merger, dated as of October 4, 2021 (as it may be amended from time to time), by and among QUALCOMM Incorporated, SSW HoldCo LP (“SSW”), SSW Merger Sub Corp, a direct, wholly owned subsidiary of SSW (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”), and the Company will become a direct, wholly owned subsidiary of SSW, and each share of the Company’s common stock issued and outstanding immediately prior to the closing (other than shares held by the Company, SSW, Merger Sub, any of their respective wholly owned subsidiaries and the dissenting shares) will be converted into the right to receive $37.00 in cash, without interest and subject to any withholding of taxes required under applicable law. The votes cast were as follows:

75,327,301 votes for, 39,731 votes against, 30,733 abstentions and 0 broker non-votes.

Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements

Stockholders of the Company approved the non-binding, advisory proposal to approve compensation that will or may become payable by the Company to its named executive officers in connection with the Merger. The votes cast were as follows:

43,243,653 votes for, 18,137,478 votes against, 14,016,634 abstentions and 0 broker non-votes.

Item 8.01	Other Events.

On December 16, 2021, the Company issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Press Release of the Company, dated as of December 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date:  December 16, 2021